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                             SUBSCRIPTION AGREEMENT
                             ----------------------

         Subscription Agreement dated as of the 18th day of December, 2002, by and between Cedar Income Fund, Ltd., a Maryland corporation (the "Company"), and Homburg Invest USA Inc., a Colorado corporation (the "Subscriber").

                              W I T N E S S E T H :
                              ---------------------

         WHEREAS, the Company desires to issue and sell to the Subscriber preferred units (the "Preferred Units") in Cedar Income Fund Partnership, L.P. (the "Partnership"), and the Subscriber desires to purchase the Preferred Units from the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

                                   ARTICLE I

                                  SUBSCRIPTION
                                  ------------

         1.1 Subscription. Subject to the terms and conditions set forth herein, the Company hereby agrees to issue and sell to the Subscriber, and the Subscriber hereby agrees to subscribe for and purchase from the Company, on the Closing Date set forth in Article IV, 3,300 Preferred Units at a purchase price of $909.09 per Preferred Unit. On January 2, 2003, the Subscriber will convert 552 Preferred Units into 138,000 shares of Common Stock of the Company (the "Shares").

         1.2 Purchase Price. The purchase price payable by the Subscriber hereunder will be paid by the Subscriber to the Company on the Closing Date by means of a wire transfer to an account and depository designated by the Company.

         1.3 Delivery of Shares. As promptly as practicable after January 2, 2003, the Company shall deliver to the Subscriber stock certificates representing the 138,000 shares of Common Stock.

         1.4 Terms of Preferred Units. The Preferred Units shall have the rights, preferences and designations set forth on Exhibit A attached hereto.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Subscriber hereby represents, warrants, acknowledges and agrees with the Company as follows:

         2.1 Investment Intent. The Subscriber is acquiring the Shares and Preferred Units for its own account, for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of such Shares or Preferred Units.



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         2.2 No Registration under Federal or State Securities Laws. The
Subscriber acknowledges that the Shares and Preferred Units have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, and that the Company's reliance on such exemptions is predicated on the accuracy and completeness of the Subscriber's representations, warranties, acknowledgments and agreements herein. Accordingly, the Shares and Preferred Units may not be offered, sold, transferred, pledged or otherwise disposed of by the Subscriber without an effective registration statement under the Securities Act and any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from registration. The Subscriber acknowledges that the Company is not required to register the Shares and Preferred Units under the Securities Act or any applicable state securities laws or to make any exemption from registration available. The Subscriber understands that the Shares and Preferred Units will bear legends substantially to the effect of the following:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state. The securities may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Act and under any applicable state securities laws, receipt of a no-action letter issued by the Securities and Exchange Commission (together with either registration or an exemption under applicable state securities laws) or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from registration under the Act and applicable state securities laws.

                  "The shares evidenced by this certificate are subject to, and may be sold, transferred or otherwise disposed of only upon compliance with, the terms and the provisions of a certain Agreement between Richard Homburg, Homburg Invest Inc. and Cedar Income Fund, Ltd., a copy of which is on file and may be examined at the office of the Secretary of Cedar Income Fund, Ltd."

and that the Company will place a stop order against the transfer of the certificates representing the Shares and Preferred Units and refuse to effect any transfers thereof in the absence of satisfying the conditions contained in the foregoing legend.

         2.3 Investment Experience. The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of its investment in the Company and of protecting its own interests in connection therewith. The Subscriber is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act.

         2.4 Access to Information. The Subscriber has had the opportunity to review all documents and information which the Subscriber has requested concerning its investment in the Company. The Subscriber has had the opportunity to ask questions of the Company's management, which questions were answered to its satisfaction.

                                       2

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         2.5 Investment Risks. The Subscriber acknowledges that an investment in the Company involves substantial risks. The Subscriber is able to bear the economic risk of its investment for an indefinite period of time.

         2.6 Commissions and Advertising. The Subscriber has not paid or given any commission or other remuneration in connection with the purchase of the Shares or Preferred Units. The Subscriber has not received any public media advertisements and has not been solicited by any form of mass mailing solicitation.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The Company hereby represents and warrants to the Subscriber as follows:

         3.1 Due Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Maryland.

         3.2 Proceedings. All proceedings required to be taken by or on the part of the Company to authorize it to carry out this Agreement have been duly and properly taken, subject to the Company obtaining any approval as set forth in
Section 6.1 and Section 7.1.

         3.3 Valid Issuance. All of the Shares and Preferred Units, when delivered in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable.

         3.4 No Violations. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in violation of, or be in conflict with, the organizational documents of the Company or any agreement or indenture of any kind, order, rule, regulation, writ, injunction or decree of any court, administrative agency or governmental body to which the Company is subject or by which it is bound.

         3.5 SEC Reports. The Company has made available to the Subscriber its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002. Such reports, when filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                                  CLOSING DATE
                                  ------------

         4.1 Closing Date. The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 at 10:00 a.m. on the date hereof (the "Closing Date") or at such other time, place or date as the parties may agree.

                                       3

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                                   ARTICLE V

                        CLOSING CONDITIONS OF SUBSCRIBER
                        --------------------------------

         The obligations of the Subscriber under this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, any of which may be waived in whole or in part by the Subscriber.

         5.1 Director. Richard Homburg shall have been appointed as a director of the Company.

         5.2 Amendment to Agreement. Effective the Closing Date, the Agreement dated January 18, 2002 among the Company, Homburg Invest Inc. (the "Shareholder") and Richard Homburg (the "Standstill Agreement") is hereby amended to provide that the references in Section 1(a) to 29.9% shall not apply to the Shares issued pursuant to this Agreement or to the Common Stock which may be issuable upon conversion of the Preferred Units issued pursuant to this Agreement (collectively, the "New Equity") and the 29.9% number shall be increased to reflect the issuance of the New Equity. If the ownership of the Shareholder and/or Subscriber is reduced at any time and from time to time below the percentage owned after giving effect to the New Equity, the Shareholder and/or the Subscriber shall remain at such reduced ownership percentage; provided, however, that the Shareholder and/or Subscriber shall at all times be entitled to maintain up to a 29.9% ownership interest. Except as amended hereby, the Standstill Agreement remains unmodified and in full force and effect.

                                   ARTICLE VI

                        CLOSING CONDITIONS OF THE COMPANY
                        ---------------------------------

         The obligations of the Company under this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, any of which may be waived in whole or in part by the Company:

         6.1 Board Approval. The Board of Directors of the Company shall have approved this Agreement.

         6.2 Amendment to Standstill Agreement. The Standstill Agreement shall have been amended as set forth in Section 5.2.

                                  ARTICLE VII

                             Post Closing Covenants
                             ----------------------

         7.1 Shareholder Approval. At the next annual meeting of shareholders of the Company, the Company shall seek approval of its shareholders so as to enable the Company to issue to the Subscriber 137,000 additional Shares at a purchase price of $3.6363 per share and to cause 548 of the Preferred Units to be redeemed at their purchase price, with the balance of the 2,200 Preferred Units to become convertible at any time in whole or in part by the holder upon not less than 30 days prior written notice into shares of Common Stock of the Company at a conversion price of $4.0909 per share and otherwise to contain the same provisions as in Exhibit A attached hereto.

                                       4

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         7.2 Agreement of Major Shareholders. Each of Cedar Bay Company, Homburg
Invest USA Inc. and Richard Homburg hereby agrees to vote all its shares of Common Stock of the Company in favor of the proposal set forth in Section 7.1

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

         8.1 Entire Understanding. This Subscription Agreement states the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof.

         8.2 Parties in Interest. This Subscription Agreement shall bind, benefit, and be enforceable by and against each party hereto and its successors, assigns, heirs, administrators and executors.

         8.3 Severability. If any provision of this Subscription Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         8.4 Section Headings. Article and section headings in this Subscription Agreement are for convenience of reference only, do not constitute a part of this Subscription Agreement, and shall not affect its interpretation. 8.5 Expenses. Subscriber, on the one hand, and the Company, on the other hand, represent and warrant to each other that no brokerage commission or finder's fees have been incurred in connection with the sale of the Shares to the Subscriber. All fees and expenses incurred by any party in connection with this Subscription Agreement will be borne by such party.

         8.6 Counterparts. This Subscription Agreement may be executed simultaneously in several counterparts and by facsimile, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

         8.7 Notices. All notices hereunder shall be in writing and shall be deemed to have been given at the time when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service, or three days after mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

                                       5

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         To the Company:

                                 Cedar Income Fund, Ltd.
                                 44 South Bayles Avenue
                                 Port Washington, New York 11050
                                 Attention:  Leo S. Ullman
         To Subscriber:
                                 Homburg Invest USA Inc.
                                 11 Akerley Boulevard
                                 Dartmouth, Nova Scotia
                                 Canada B3B 1J7

provided, however, that any notice of change of address shall be effective only upon receipt.

         8.8 Controlling Law. THIS SUBSCRIPTION AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                                       6

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         IN WITNESS WHEREOF, the Subscriber and the Company have executed this
Subscription Agreement as of the date first written above.

                                          Homburg Invest USA Inc.


                                          By: /s/ Richard Homburg
                                              ----------------------------------
                                              Richard Homburg

                                          Cedar Income Fund, Ltd.


                                          By: /s/ Leo S. Ullman
                                              ----------------------------------
                                              Leo S. Ullman

Sections 5.2 and 7.2 are hereby agreed to:



/s/ Richard Homburg
-----------------------------
Richard Homburg


Section 7.2 is hereby agreed to:

Cedar Bay Company

By: /s/ Leo S. Ullman
    -------------------------
    Leo S. Ullman

                                       7